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                                   Exhibit 5.1

     OPINION OF STRADLING YOCCA CARLSON & RAUTH, A PROFESSIONAL CORPORATION

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                                December 3, 2001

Genesis Bioventures, Inc.
3033 King George Highway, Suite 1A
Surrey, British Columbia, Canada V4P 1B8

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Genesis Bioventures, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 500,000 shares of the Company's common stock, $0.0001 par value ("Common Stock"), issuable under the Company's Year 2000 Stock Option Plan (the "2000 Plan"); (ii) an aggregate of 2,000,000 shares of the Common Stock issuable under the Company's 2001 Stock Incentive Plan (the "2001 Plan"); and (iii) 1,050,000 shares of Common Stock issuable by the Company upon the exercise of stock options granted outside of a stock option plan. We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above. Based on the foregoing, it is our opinion that the 500,000 and 2,000,000 shares of Common Stock, when issued under the 2000 Plan and 2001 Plan, respectively, and against full payment therefor in accordance with the terms and conditions of the 2000 Plan and 2001 Plan, will be legally and validly issued, fully paid and nonassessable, and that the 1,050,000 shares of Common Stock, when issued pursuant to the terms of the related stock option grants and against full payment therefor in accordance with the terms and conditions of such grants, will be legally and validly issued, fully paid and nonassessable. We consent to the use of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ STRADLING YOCCA CARLSON & RAUTH


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